RICHARD A. EISNER & COMPANY, LLP
                               575 Madison Avenue
                          New York, New York 10022-2597



                                              December 23, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

                  Re:      Astrosystems, Inc.

Ladies and Gentlemen:

                  We have read Item 4 of Astrosystems, Inc.'s Form 8-K for an event dated December 18, 1996 and are in agreement with the statements contained therein.


                                           Very truly yours,


                                           /s/ Richard A. Eisner & Company, LLP
                                           ------------------------------------
                                           Richard A. Eisner & Company, LLP